Exhibit 5.1

30 November 2022

Brera Holdings Public Limited Company

5th Floor Rear Connaught House

1 Burlington Road

Dublin 4

Ireland

Re: Brera Holdings Public Limited Company (the “Company”)

Dear Sirs,

We have acted as Irish counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”), in connection with:

(a)	the offering by way of subscription (the “Offering”) of 1,500,000 Class B Ordinary Shares nominal value $0.005 per share, of the Company (the “B Shares”), plus an over-allotment option to be granted to the underwriters to subscribe for up to 15% of the total number of B Shares offered by the Company pursuant to the Offering (collectively, the “IPO Shares”);

(b)	the issuing of warrants to the representative of the underwriters to purchase such number of B Shares in the Company equal to an aggregate of seven (7%) percent of the B Shares sold in the Offering (the “Underwriter Warrants”); and

(c)	The resale by certain selling shareholders of the Company as stated in the Registration Statement (collectively, the “Selling Shareholders”) of up to 1,705,000 B Shares (the “Resale Shares”).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as such term is further defined below).

1.	Documents examined

For the purposes of giving this opinion, we have examined the originals, copies or drafts of the following documents (the “Documents”):

(a)	The certificate of re-registration of the Company as a public limited company dated 27 October 2022 issued by the Companies Registration Office (the “Registrar”);

(b)	The amended and restated memorandum and articles of association of the Company adopted by special resolution dated 24 October 2022;

(c)	A certificate of good standing dated 29 November 2022 issued by the Register in respect of the Company (the “Certificate”);

(d)	The register of directors and officers of the Company as at 30 November 2022 (the “ROD”);

(e)	The register of members of the Company as at 30 November 2022 (the “ROM”, and together with the ROD, the “Registers”);

(f)	A draft copy of the underwriting agreement between the Company and Revere Securities, LLC as exhibited to the Registration Statement (the “Underwriting Agreement”);

(g)	A copy of the written resolution of the directors of the Company dated 26 October 2022 approving the Company’s filing of the Registration Statement and the issuance of the IPO Shares (the “Board Resolution”);

(h)	The Registration Statement; and

(i)	Company printout maintained by the Registrar dated 30 November 2022.

2.	Assumptions

In giving this opinion we have relied upon the completeness and accuracy of the Documents. We have also relied upon the following assumptions set forth in this paragraph 2 without having caried out any independent investigation in respect of those assumptions:

(a)	All original documents examined by us are authentic and complete;

(b)	All copy documents examined by us (whether facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	All signatures, seals, dates, stamps and markings (whether an original or copy documents) are genuine;

(d)	Each of the Certificate and the Registers are accurate and complete as at the date of this opinion;

(e)	All copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	The Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering (and all matters pertaining to the Offering) and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolution and/or the Documents;

(g)	Neither the directors and the shareholders of the Company have taken steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	The consideration payable for each B Share shall be no less than the subscription price provided in any of the Documents (as applicable) and in no event less that the nominal value of $0.005 each;

(i)	The Company will duly execute and deliver the Underwriting Agreement in the draft form provided for us for review;

(j)	There is no provision of the law of any jurisdiction, other than Ireland, which would have any implication in relation to the opinions expressed herein.

3.	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company has been duly re-registered as a public limited company and is validly existing and in good standing with the Registrar.

Authorised Share Capital

(b)	The authorised share capital of the Company is $1,750,000 divided into 50,000,000 class A ordinary shares with a nominal value of $0.005 each, 250,000,000 B Shares and 50,000,000 preferred shares with a nominal value of $0.005 each.

Valid Issuance of Shares

(c)	The issuance and allotment of the IPO Shares has been duly authorised and, when the IPO Shares have been paid for, issued and allotted in accordance with the Registration Statement and the duly passed Board Resolution, the IPO Shares will be validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

(d)	The execution of the Underwriter Warrants has been duly authorised by the Board Resolution and when executed in accordance with such Board Resolution, the Underwriter Warrants will be duly executed in accordance with the laws of Ireland.

(e)	The issuance and allotment of the B Shares to be issued pursuant to the Underwriter Warrants (the “Warrant Shares”) has been duly authorised and, when the Warrant Shares have been paid for, issued and allotted in accordance with the Registration Statement, the duly signed and delivered Underwriting Agreement and the duly passed Board Resolution, the Warrant Shares will be validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

(f)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

4.	Limitations and Qualifications

4.1	We offer no opinion as to any taxation matter and we offer no opinion:

(a)

as to any laws other than the laws of Ireland, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Ireland; or,

(b)

except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2

Under the Companies Act 2014 (as amended) (the “Companies Act”) of Ireland annual returns in respect of the Company must be filed with the Companies Registration Office in Ireland, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Minister for Public Expenditure of Ireland and will be subject to disposition or retention for the benefit of the public of Ireland.

4.3

In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Companies Registration Office. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of Ireland other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of Ireland;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in Ireland at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Irish legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

This letter is given solely for your benefit and may not be relied upon by any other person without our prior written consent provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities laws.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”.

Yours faithfully

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